Exhibit 16.1

MaloneBailey, LLP
April 8, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of DK Sinopharma, Inc.’s Current Report on Form 8-K dated April 8, 2011, and we agree with the statements made regarding our firm.

Yours truly,

/s/ MaloneBailey LLP
MaloneBailey LLP

Houston, Texas

www.malone-bailey.com